Exhibit 99.7

[FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT TO BE USED IN CONJUNCTION WITH FUTURE CONVERTIBLE NOTES OFFERINGS] (1)

Subject to Completion

Preliminary Prospectus Supplement dated [  ] , 20[  ]

$[    ]

New Mountain Finance Corporation

[  ]% Convertible Notes due 20[  ]

We are a Delaware corporation that was originally incorporated on June 29, 2010. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.  In some cases, our investments may also include equity interests. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.

We are offering $[  ] million aggregate principal amount of our [  ]% Convertible Notes due 20[  ] (the “Convertible Notes”). The Convertible Notes will bear interest at a rate of [  ]% per year, payable on [  ] and [  ] of each year, commencing on [  ]. The Convertible Notes will mature on [  ]. We may not redeem the Convertible Notes prior to maturity.

The Convertible Notes will be convertible, at your option, into shares of our common stock initially at a conversion rate of [  ] shares per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $[  ] per share), subject to adjustment as described in this prospectus supplement, at any time on or prior to the close of business on the business day immediately preceding the maturity date. In the case of Convertible Notes that are converted in connection with certain types of fundamental changes, we will, in certain circumstances, increase the conversion rate by a number of additional shares.

You may require us to repurchase all or a portion of your Convertible Notes upon a fundamental change at a cash repurchase price equal to [  ]% of the principal amount plus accrued and unpaid interest (including additional interest, if any) through, and including, the maturity date. See “Description of the Notes — Fundamental Change Put”.

The Convertible Notes will be our unsecured obligations. As of [  ], 20[  ], we had $[  ] million of indebtedness outstanding, $[  ] million of which was secured indebtedness and $[  ] million of which was unsecured indebtedness. The Convertible Notes will be our direct unsecured obligations and rank pari passu, or equally in right of payment, with all outstanding and future unsecured, unsubordinated indebtedness issued by us.

There is no public market for the Convertible Notes, and we do not intend to apply for listing of the Convertible Notes on any securities exchange or for inclusion of the Convertible Notes in any automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “NMFC”. On [  ], 20[  ], the last reported sales price on the New York Stock Exchange for our common stock was $[  ] per share, and the net asset value per share of our common stock on [  ], 20[  ] (the last date prior to the date of this prospectus supplement on which we determined our net asset value per share) was $[  ].

The price at issuance of the Convertible Notes will be [  ]% of the principal amount, plus accrued interest from [  ], 20[  ].

An investment in the Convertible Notes involves risks that are described in the “Supplementary Risk Factors” section beginning on page [   ] in this prospectus supplement and the “Risk Factors” section beginning on page [   ] of the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in the Convertible Notes. Please read this prospectus supplement and the accompanying prospectus before investing and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (http://www.sec.gov), which is available free of charge by contacting us by mail at 787 Seventh Avenue, 48th Floor, New York, New York 10019 or on our website at http://www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement and the accompanying prospectus.

(1)  In addition to the information provided in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, additional information particular to the terms of each security offered thereby and any additional related risk factors or tax considerations pertaining thereto. The terms of the Notes or the provisions of the indenture governing the Notes may differ from the information provided in this form of prospectus supplement. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached and, accordingly, the terms and description of the retail notes for which this form of prospectus supplement is to be used may differ from the information provided in this form of prospectus supplement. This form of prospectus supplement is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price	[ ]	%	$	[ ]
Sales Load paid by us (Underwriting Discounts and Commissions)(1)	[ ]	%	$	[ ]
Proceeds to us (before expenses)(2)	[ ]	%	$	[ ]

(1) See “Underwriting” for details of compensation to be received by the underwriters.

(2) All expenses of the offering will be borne by us. We will incur approximately $[  ] million of estimated expenses in connection with this offering.

We have granted the underwriters an option to purchase up to an additional $[  ] aggregate principal amount of Convertible Notes on the same terms and conditions as set forth above, exercisable within [  ] days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total public offering price will be $[  ], plus accrued interest from [  ], 20[  ], the total sales load (discounts and commissions) paid by us will be $[  ], and total proceeds, before expenses, will be $[  ].

THE CONVERTIBLE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Convertible Notes in book-entry form only through The Depository Trust Company will be made on or about [  ], 20[  ].

Joint-Lead Bookrunners

[Underwriters]

Prospectus Supplement dated [  ], 20[  ]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
SPECIFIC TERMS OF THE NOTES AND THE OFFERING	S-10
FEES AND EXPENSES	S-15
SELECTED FINANCIAL AND OTHER DATA	S-17
SELECTED QUARTERLY FINANCIAL DATA	S-17
SUPPLEMENTARY RISK FACTORS	S-17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-24
CAPITALIZATION	S-25
USE OF PROCEEDS	S-26
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS	S-27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	S-29
RATIOS OF EARNINGS TO FIXED CHARGES	S-30
DESCRIPTION OF THE NOTES	S-30
ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-49
UNDERWRITING	S-50
LEGAL MATTERS	S-53
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-53
AVAILABLE INFORMATION	S-54
INDEX TO FINANCIAL STATEMENTS	S-54

PROSPECTUS

[Insert table of contents from base prospectus]

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, these securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement and the accompanying prospectus is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of these securities. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information different from or additional to the information in that prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. Please carefully read this prospectus supplement and the accompanying prospectus together with any exhibits and the additional information described under “Available Information”, “Prospectus Supplement Summary” and “Supplementary Risk Factors” in this prospectus supplement and the “Available Information”, “Summary” and “Risk Factors” sections of the accompanying prospectus before you make an investment decision. Unless otherwise indicated, all information included in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional $[ ] aggregate principal amount of Convertible Notes.

The figures in this prospectus supplement relating to the conversion rate of the Convertible Notes have been updated to give effect to the $[ ] per share special dividend that was declared in the fiscal year ended December 31, 20[ ]; however, please refer to the indenture governing the Convertible Notes for the exact terms relating to the conversion rate of the Convertible Notes.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It may not contain all the information that is important to you. For a more complete understanding, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the documents to which we have referred in this prospectus supplement, together with the accompanying prospectus, including the risks set forth under “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, and the other information included in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to:

•                       “NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;

•                       “NMF Holdings” and “Predecessor Operating Company” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;

•                       “NMF SLF” refers to New Mountain Finance SPV Funding, L.L.C., a Delaware limited liability company;

•                       “SBIC GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;

•                       “SBIC LP” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;

•                       “Guardian AIV” refers to New Mountain Guardian AIV, L.P.;

•                       “AIV Holdings” refers to New Mountain Finance AIV Holdings Corporation, a Delaware corporation which was incorporated on March 11, 2011, of which Guardian AIV was the sole stockholder;

•                       “Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;

•                       “Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;

•                       “New Mountain Capital” refers to New Mountain Capital Group, L.L.C. and its affiliates;

•                       “Predecessor Entities” refers to New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries prior to our initial public offering;

•                       “NMFC Credit Facility” refers to our Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust, dated June 4, 2014, as amended (together with the related guarantee and security agreement);

•                       “Holdings Credit Facility” refers to NMF Holdings’ Second Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated December 18, 2014;

•                       “Predecessor Holdings Credit Facility” refers to NMF Holdings’ Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated May 19, 2011, as amended;

•                       “SLF Credit Facility” refers to NMF SLF’s Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 27, 2010, as amended;

•                       “Convertible Notes” refers to our 5.00% convertible notes due 2019 issued on June 3, 2014 and September 30, 2016 under an indenture dated June 3, 2014 (the “Indenture”), between us and U.S. Bank National Association, as trustee; and

•                       “Unsecured Notes” refers to our 5.313% unsecured notes due May 15, 2021 issued on May 6, 2016 and September 30, 2016, to institutional investors in a private placement.

For the periods prior to and as of December 31, 2013, all financial information provided in this prospectus supplement and accompanying prospectus reflect our organizational structure prior to the restructuring on May 8, 2014 described under “Description of Restructuring” in the accompanying prospectus, where NMF Holdings functioned as the operating company.

Overview

We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As such, we are obligated to comply with certain regulatory requirements. We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). We are also registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Investment Adviser is a wholly-owned subsidiary of New Mountain Capital. New Mountain Capital is a firm with a track record of investing in the middle market and with assets under management of approximately $[         ](1), which includes total assets held by us. New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Administrator, a wholly-owned subsidiary of New Mountain Capital, provides the administrative services necessary to conduct our day-to-day operations.

Our wholly-owned subsidiary, NMF Holdings, is a Delaware limited liability company whose assets are used to secure NMF Holdings’ credit facility. For additional information about our organizational structure prior to May 8, 2014, see “Description of Restructuring” in the accompanying prospectus. NMF Ancora Holdings Inc. (“NMF Ancora”), NMF QID NGL Holdings, Inc. (“NMF QID”) and NMF YP Holdings Inc. (“NMF YP”), our wholly-owned subsidiaries, are structured as Delaware entities that serve as tax blocker corporations which hold equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities). We consolidate our tax blocker corporations for accounting purposes. The tax blocker corporations are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies. Additionally, our wholly-owned subsidiary, New Mountain Finance Servicing, L.L.C. (“NMF Servicing”), serves as the administrative agent on certain investment transactions. SBIC LP, and its general partner, SBIC GP, were organized in Delaware as a limited partnership and limited liability company, respectively. SBIC LP and SBIC GP are our consolidated wholly-owned direct and indirect subsidiaries. SBIC LP received a license from the United States (“U.S.”) Small Business Administration (the “SBA”) to operate as a small business investment company (“SBIC”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”). Our wholly-owned subsidiary, NMNLC, a Maryland corporation, was formed to acquire commercial real properties that are subject to “triple net” leases and intends to qualify as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.

(1)         Includes amounts committed, not all of which have been drawn down and invested to-date, as of [ ], 20[ ], as well as amounts called and returned since inception.

Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. Similar to us, SBIC LP’s investment objective is to generate current income and capital appreciation under our investment criteria. However, SBIC LP’s investments must be in SBA eligible companies. Our portfolio may be concentrated in a limited number of industries.

The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.

As of [        ], our net asset value was $[        ] million and our portfolio had a fair value of approximately $[        ] million in [        ] portfolio companies, with a weighted average yield to maturity at cost (“Yield to Maturity at Cost”) of approximately [        ]%. This Yield to Maturity at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. Adjusted cost reflects the accounting principles generally accepted in the United States of America (“GAAP”) cost for post-IPO investments and a stepped up cost basis of pre-IPO investments (assuming a step-up to fair market value occurred on the IPO date). This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR contracts by the individual companies in our portfolio or other factors.

Recent Developments

[Insert Recent Developments at the time of the offering]

The Investment Adviser

The Investment Adviser, a wholly-owned subsidiary of New Mountain Capital, manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages New Mountain Guardian Partners II, L.P., a Delaware limited partnership, and New Mountain Guardian Partners II Offshore, L.P., a Cayman Islands exempted limited partnership, (together “Guardian II”), which commenced operations in April 2017. As of [        ], the Investment Adviser was supported by approximately [        ] staff members of New Mountain Capital, including approximately [        ] investment professionals.

The Investment Adviser is managed by a five member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Beginning in August 2016, Matthew J. Lori was appointed to the Investment Committee for a one year term. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.

Competitive Advantages

We believe that we have the following competitive advantages over other capital providers to middle market companies:

Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge

In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding more than 15 years ago. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.

We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, federal services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.

In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:

1. A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;

2. Emphasis on strong downside protection and strict risk controls; and

3. Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.

Experienced Management Team and Established Platform

The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co.’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Chief Executive Officer and Managing Director of New Mountain Capital, was formerly President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Operating Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. in the Credit Risk Management and Advisory Group.

Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.

Significant Sourcing Capabilities and Relationships

We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a significant majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.

Risk Management through Various Cycles

New Mountain Capital has emphasized tight control of risk since its inception and long before the recent global financial distress began. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:

• Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;

• Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and

• Targets investments in companies with significant equity value in excess of our debt investments.

Access to Non Mark to Market, Seasoned Leverage Facility

The amount available under the Holdings Credit Facility is generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. None of our credit facilities mature prior to June 2019. For a detailed discussion of our credit facilities, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources” in this prospectus supplement.

Market Opportunity

We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.

•      Large pool of uninvested private equity capital available for new buyouts.  We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.

•      The leverage finance market has a high level of financing needs over the next several years due to significant bank debt maturities.  We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.

•      Middle market companies continue to face difficulties in accessing the capital markets.  We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.

•      Increased regulatory scrutiny of banks has reduced middle market lending.  We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

•      Conservative loan to value.  As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.

•      Attractive pricing.  Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.

Operating and Regulatory Structure

We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 200.0%. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. See “Regulation” in the accompanying prospectus.

We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. See “Material Federal Income Tax Considerations” in the accompanying prospectus. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if it meets certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income except that we may retain certain net capital gains for reinvestment.

Risks

An investment in the Convertible Notes involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice. See “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, and the other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Convertible Notes. The value of our assets, as well as the market price of our securities, will fluctuate. Our investments may be risky, and you may lose all or part of your investment. Investing in us involves other risks, including the following:

• Our amount of debt outstanding will increase as a result of this offering, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Convertible Notes and our other debt;

• If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Convertible Notes;

• The Convertible Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future;

• The Convertible Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries;

• The indenture governing the Convertible Notes does not contain restrictive covenants and provides only limited protection in the event of a change of control;

• The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may adversely affect the trading price of the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes;

• We may be unable to repurchase the Convertible Notes following a fundamental change;

• Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Convertible Notes;

• Provisions of the Convertible Notes could discourage an acquisition of us by a third party;

• The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your Convertible Notes as a result of such fundamental change;

• There is currently no public market for the Convertible Notes, and an active trading market may not develop for the Convertible Notes. The failure of a market to develop for the Convertible Notes could adversely affect the liquidity and value of your Convertible Notes;

• Recent regulatory actions may adversely affect the trading price and liquidity of the Convertible Notes;

• The accounting for convertible debt securities is subject to uncertainty;

• The price of our common stock and of the Convertible Notes may fluctuate significantly, and this may make it difficult for you to resell the Convertible Notes or common stock issuable upon conversion of the Convertible Notes when you want or at prices you find attractive;

• Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Convertible Notes and our ability to raise funds in new stock offerings;

• Holders of the Convertible Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock;

• You may be deemed to receive a taxable distribution without the receipt of any cash or property;

• We may suffer credit losses;

• We do not expect to replicate the Predecessor Entities’ historical performance or the historical performance of other entities managed or supported by New Mountain Capital;

• There is uncertainty as to the value of our portfolio investments because most of our investments are, and may continue to be in private companies and recorded at fair value;

• Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed;

• The Investment Adviser has limited experience managing a BDC or a RIC, which could adversely affect our business;

• We operate in a highly competitive market for investment opportunities and may not be able to compete effectively;

• Our investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates;

• Our business, results of operations and financial condition depends on our ability to manage future growth effectively;

• We borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us;

• Changes in interest rates may affect our cost of capital and net investment income;

• Regulations governing the operations of BDCs will affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies;

• We may experience fluctuations in our annual and quarterly results due to the nature of our business;

• Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to your interests;

• We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain RIC status under Subchapter M of the Code, which would have a material adverse effect on our financial performance;

• We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes;

• Our investments in portfolio companies may be risky, and we could lose all or part of any of our investments;

• The lack of liquidity in our investments may adversely affect our business;

• Economic recessions, downturns or government spending cuts could impair our portfolio companies and harm our operating results;

• The market price of our common stock may fluctuate significantly; and

• Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

[Insert any additional risk factors applicable to Convertible Notes.]

Company Information

Our administrative and executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York 10019, and our telephone number is (212) 720-0300. We maintain a website at www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Presentation of Historical Financial Information and Market Data

Historical Financial Information

Unless otherwise indicated, historical references contained in this prospectus supplement or the accompanying prospectus for periods prior to and as of December 31, 2013 in “Selected Financial and Other Data”, “Selected Quarterly Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Senior Securities” and “Portfolio Companies” relate to NMF Holdings. The consolidated financial statements of New Mountain Finance Holdings, L.L.C., formerly known as New Mountain Guardian (Leveraged), L.L.C., and New Mountain Guardian Partners, L.P. are NMF Holdings’ historical consolidated financial statements.

Market Data

Statistical and market data used in this prospectus supplement and the accompanying prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus supplement and accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Convertible Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. On June [ ], 20[ ], we and the Trustee entered into the indenture relating to our issuance, offer and sale of the Convertible Notes. This section outlines the specific legal and financial terms of the Convertible Notes. You should read this section before investing in the Convertible Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the indenture governing the Convertible Notes.

Issuer	New Mountain Finance Corporation

Title of the Securities	[ ]% Convertible Notes due 20[ ]

Aggregate Principal Amount Being Offered	$[ ]

Overallotment Option

We have granted the underwriters an option to purchase up to an additional $[ ] aggregate principal amount of Convertible Notes to cover overallotments, if any, exercisable within [ ] days from the date of this prospectus supplement.

Initial Public Offering Price	[ ]% of the aggregate principal amount, plus accrued interest from June [ ], 20[ ]

Maturity	[ ], 20[ ], unless earlier converted or repurchased

Principal Payable at Maturity	[ ]% of the aggregate principal amount; the principal amount of each Convertible Note will be payable on its stated maturity date

Interest Rate	[ ]% per year

Interest Payment Dates	Interest will be payable in cash on [ ], and [ ] of each year, beginning [ ].

Interest Periods

The initial interest period will be the period from and including [ ], 20[ ] to, but excluding, the next interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date.

Ranking	The Convertible Notes will be our general, unsecured obligations and will rank:

• equal in right of payment with all of our existing and future unsecured indebtedness, including $[ ] million and $[ ] million in aggregate principal amount of Convertible Notes and Unsecured Notes, respectively;

• senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Convertible Notes;

• effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, including $[ ] million outstanding under the NMFC Credit Facility; and

• structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries, including $[ ] million outstanding under the Holdings Credit Facility and $[ ]million outstanding under the SBA-guaranteed debentures.

As of [ ], 20[ ], we had $[ ] million of indebtedness outstanding, $[ ] million of which was secured indebtedness and $[ ] million of which was unsecured indebtedness.

Denominations	We will issue the Convertible Notes in book-entry form only in denominations of $1,000 principal amount and integral multiples thereof.

Business Day	Any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Trustee is authorized or required by law or executive order to close or be closed.

Redemption	We may not redeem the Convertible Notes prior to maturity.

Sinking Fund	The Convertible Notes will not be subject to any sinking fund.

Defeasance	The Convertible Notes are not subject to defeasance.

Conversion Rights	You may convert your Convertible Notes into shares of our common stock at any time on or prior to the close of business on the business day immediately preceding the maturity date.

The Convertible Notes will be convertible at an initial conversion rate of [ ] shares of common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $[ ] per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments”.

Upon any conversion, unless you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive a cash payment representing accrued and unpaid interest to, but not including, the conversion date. See “Description of the Notes — Conversion Rights”.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Convertible Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) of more than [ ]% of the shares of our common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of our common stock upon conversion of Convertible Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than [ ]% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of Convertible Notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than [ ]% of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any Fundamental Change, as defined in “Description of the Notes — Fundamental Change Put”.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent holders elect to convert the Convertible Notes in connection with a transaction described under clause (1), (2) or (4) of the definition of fundamental change as described in “Description of the Notes — Fundamental Change Put” and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the provision in clause (2) of the definition thereof, pursuant to which more than 10.0% of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on the New York Stock Exchange (the “NYSE”), the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), which we refer to as a “non-stock change of control”, we will increase the conversion rate by a number of additional shares determined by reference to the table in “Description of the Notes — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control”, based on the effective date and the price paid per share of our common stock in such nonstock change of control. If the price paid per share of our common stock in the fundamental change is less than $[ ] or more than $[ ] (subject to adjustment), there will be no such adjustment. If holders of our common stock receive only cash in the type of transaction described above, the price paid per share will be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the non-stock change of control.

Fundamental Change Repurchase Right of Holders

If we undergo a fundamental change (as defined in this prospectus supplement) prior to maturity, you will have the right, at your option, to require us to repurchase for cash some or all of your Convertible Notes at a repurchase price equal to 100.0% of the principal amount of the Convertible Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes — Fundamental Change Put”.

Events of Default

If an event of default on the Convertible Notes occurs, the principal amount of the Convertible Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving NMFC.

No Established Trading Market	We cannot assure you that any active or liquid market will develop for the Convertible Notes. See “Underwriting”.

No Listing

We do not intend to apply to have the Convertible Notes listed on any securities exchange or for inclusion of the Convertible Notes in an automated quotation system. Our common stock is traded on the NYSE under the symbol “NMFC”.

Use of Proceeds

We estimate that the net proceeds we will receive from the sale of the $[ ] million aggregate principal amount of Convertible Notes in this offering will be approximately $[ ] million (or approximately $[ ] million if the underwriters fully exercise their overallotment option), plus $[ ] of accrued interest (per $1,000 principal amount) from [ ], 20[ ], after deducting the discounts, commissions and expenses payable by us.

We intend to use the net proceeds from this offering to repay outstanding indebtedness under our credit facilities. However, through re-borrowing under our credit facilities, we also intend to use the net proceeds from this offering to make new investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus and use available capital for other general corporate purposes, including working capital requirements. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. We expect that it will take up to three months for us to substantially invest the net proceeds from this offering, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal. Proceeds not immediately used for the temporary repayment of debt under our credit facilities or for new investments will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments. See “Use of Proceeds”.

Certain U.S. Federal Income Tax Consequences

You should consult your tax advisor with respect to the U.S. federal income tax consequences of the purchase ownership, disposition and conversion of the Convertible Notes, our qualification and taxation as a RIC for U.S. federal income tax purposes and the ownership and disposition of shares of our common stock and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Additional Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the accompanying prospectus.

Book-Entry Form

The Convertible Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Convertible Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee, Paying Agent and Conversion Agent	[ ].

Available Information

We have filed with the SEC a registration statement on Form N-2 together with all amendments and related exhibits under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and the securities being offered by this prospectus supplement and the accompanying prospectus.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, District of Columbia 20549 and on the SEC’s website at http://www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. This information is also available free of charge by contacting us at New Mountain Finance Corporation, 787 Seventh Avenue,

48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at www.newmountainfinance.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus supplement and the accompanying prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus supplement and the accompanying prospectus.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly on an as-converted basis. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement and the accompanying prospectus contains a reference to fees or expenses paid by “you”, “NMFC”, or “us” or that “we”, “NMFC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load borne by us (as a percentage of offering price)	[ ]	%(1)
Offering expenses borne by us (as a percentage of offering price)	[ ]	%(2)
Dividend reinvestment plan fees	N/A	(3)
Total stockholder transaction expenses (as a percentage of offering price)	[ ]	%
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees	[ ]	%(4)
Incentive fees payable under the Investment Management Agreement	[ ]	%(5)
Interest payments on borrowed funds (other than the Convertible Notes offered hereby)	[ ]	%(6)
Interest payments on the Convertible Notes offered hereby	[ ]	%
Other expenses	[ ]	%(7)
Acquired fund fees and expenses	[ ]	%(8)
Total annual expenses	[ ]	%(9)

Example

The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. See Note 6 below for additional information regarding certain assumptions regarding our level of leverage.

	1 Year		3 Years		5 Years		10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$	[ ]	$	[ ]	$	[ ]	$	[ ]

The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.

While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year		3 Years		5 Years		10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$	[ ]	$	[ ]	$	[ ]	$	[ ]

The example assumes a sales load borne by us of [ ]%. In addition, while the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below net asset value. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding the dividend reinvestment plan.

(1)         Represents the commission with respect to the Convertible Notes being sold in this offering, which we will pay to the underwriters in connection with sales of Convertible Notes effected by the underwriters in this offering.

(2)         The offering expenses of this offering are estimated to be approximately $[ ] million.

(3)         The de minimis expenses of the dividend reinvestment plan are included in “other expenses”.

(4)         The base management fee under the Investment Management Agreement is based on an annual rate of 1.75% of our average gross assets for the two most recent quarters, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less (i) the borrowings under the SLF Credit Facility and (ii) cash and cash equivalents. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. Since our IPO, the base management fee calculation has deducted the borrowings under the SLF Credit Facility. The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to our existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with the Predecessor Holdings Credit Facility and into the Holdings Credit Facility on December 18, 2014. Post credit facility merger and to be consistent with the methodology since our IPO, the Investment Adviser will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments leveraged under the legacy SLF Credit Facility. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The base management fee reflected in the table above is based on the [      ] ended [ ], 20[ ] and is calculated without deducting any management fees waived. The annual base management fee after deducting the management fee waiver as a percentage of net assets would be [ ]% based on the [      ] ended [ ], 20[ ]. See “Investment Management Agreement” in the accompanying prospectus.

(5)         Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the incentive fees earned by the Investment Adviser during the [      ] ended [ ], 20[ ] and includes accrued capital gains incentive fee. These accrued capital gains incentive fees would be paid by us if we ceased operations on [ ], 20[ ] and liquidated our investments at the [ ], 20[ ] valuation. As we cannot predict whether we will meet the thresholds for incentive fees under the Investment Management Agreement, the incentive fees paid in subsequent periods, if any, may be substantially different than the fees incurred during the [      ] ended [ ], 20[ ]. For more detailed information about the incentive fee calculations, see the “Investment Management Agreement” section of the accompanying prospectus.

(6)         We may borrow funds from time to time to make investments to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities or if the economic situation is otherwise conducive to doing so. The costs associated with these borrowings are indirectly borne by our stockholders. As of [ ], 20[ ], we had $[ ] million, $[ ] million, $[ ] million, $[ ] million and $[ ] million of indebtedness outstanding under the Holdings Credit Facility, the NMFC Credit Facility, the Convertible Notes, the Unsecured Notes and the SBA-guaranteed debentures, respectively. For purposes of this calculation, we have assumed the [ ], 20[ ] amounts outstanding under the credit facilities, Convertible Notes, Unsecured Notes and SBA-guaranteed debentures, and have computed interest expense using an assumed interest rate of [ ]% for the Holdings Credit Facility, [ ]% for the NMFC Credit Facility, [ ]% for the Convertible Notes, [ ]% for the Unsecured Notes and [ ]% for the SBA-guaranteed debentures, which were the rates payable as of [ ], 20[ ]. See “Senior Securities” in this prospectus supplement. Furthermore, we may issue additional Unsecured Notes before the end of the current fiscal year. For purposes of this calculation, we have assumed an additional $[ ] million of Unsecured Notes to be outstanding and have computed interest expense using an assumed interest rate of [ ]%.

(7)         “Other expenses” include our overhead expenses, including payments by us under the Administration Agreement based on the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future. However, it is expected that the Administrator will continue to support part of our expense burden in the near future and may decide to not calculate and charge through certain overhead related amounts as well as continue to cover some of the indirect costs. The Administrator cannot recoup any expenses that the Administrator has previously waived. This expense ratio is calculated without deducting any expenses waived or reimbursed by the Administrator. Assuming the expenses waived or reimbursed by the Administrator at [ ], 20[ ], the annual expense ratio after deducting the expenses waived or reimbursed by the Administrator as a percentage of net assets would be [ ]%. For the [      ] ended [ ], 20[ ], we reimbursed our Administrator approximately $[ ]

million, which represents approximately [ ]% of our net assets on an annualized basis. See “Administration Agreement” in the accompanying prospectus.

(8)         The holders of shares of our common stock indirectly bear the expenses of our investment in NMFC Senior Loan Program I, LLC (“SLP I”) and NMFC Senior Loan Program II, LLC (“SLP II”). No management fee is charged on our investment in SLP I in connection with the administrative services provided to SLP I. As SLP II is structured as a private joint venture, no management fees are paid by SLP II. Future expenses for SLP I and SLP II may be substantially higher or lower because certain expenses may fluctuate over time.

(9)         The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

SELECTED FINANCIAL AND OTHER DATA

The selected financial data should be read in conjunction with the respective consolidated financial statements and related consolidated notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus supplement and the accompanying prospectus. Financial information for the years ended December 31, 20[ ], December 31, 20[ ], December 31, 20[ ], December 31, 20[ ] and December 31, 20[ ] has been derived from the Predecessor Operating Company and our financial statements and the related notes thereto that were audited by Deloitte & Touche LLP, an independent registered public accounting firm. The financial information at and for the [      ] ended [ ], 20[ ] was derived from our unaudited consolidated financial statements and related consolidated notes. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods, have been included. Our results for the interim periods may not be indicative of our results for any future interim period or the full year. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Senior Securities” in this prospectus supplement and the accompanying prospectus for more information.

The below selected financial and other data is for NMFC.

[Insert Selected Financial and Other Data of New Mountain Finance Corporation reflecting most recently filed financials prior to the offering.]

SUPPLEMENTARY RISK FACTORS

Investing in the Convertible Notes involves a number of significant risks. In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the following information before making an investment in the Convertible Notes. The risks set out below are not the only risks we face and you should read the risks set out in the accompanying prospectus. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline and you may lose all or part of your investment.

RISKS RELATING TO THE NOTES

Our amount of debt outstanding will increase as a result of this offering, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Convertible Notes and our other debt.

As of [ ], 20[ ], we had $[ ] million of indebtedness outstanding, $[ ] million of which was secured indebtedness and $[ ] million of which was unsecured indebtedness. The use of debt could have significant consequences on our future operations, including:

• making it more difficult for us to meet our payment and other obligations under the Convertible Notes and our other outstanding debt;

• resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

• reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

• subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our credit facilities; and

• limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Convertible Notes and our other debt. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our credit facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Convertible Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Convertible Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Convertible Notes and our other debt.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Convertible Notes.

Any default under the agreements governing our indebtedness or other indebtedness to which we may be a party that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Convertible Notes and substantially decrease the market value of the Convertible Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required holders of our debt to avoid being in default. If we breach our covenants under our debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because our credit facilities and Unsecured Notes have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness thereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

The Convertible Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

The Convertible Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Convertible Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement or that we or they may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Convertible Notes. As of [ ], we had $[ ] million of indebtedness outstanding, $[ ] million of which was secured indebtedness, and therefore effectively senior to the Convertible Notes to the extent of the value of such assets, and $[ ] million of which was unsecured indebtedness.

The Convertible Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Convertible Notes are obligations exclusively of NMFC and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Convertible Notes and the Convertible Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Convertible Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Convertible Notes will be subordinated structurally to all indebtedness and other liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries would be structurally senior to the Convertible Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Convertible Notes.

The indenture governing the Convertible Notes does not contain restrictive covenants and provides only limited protection in the event of a change of control.

The indenture under which the Convertible Notes will be issued does not contain any financial or operating covenants or any other restrictive covenants that would limit our or our subsidiaries’ ability to engage in certain transactions that may adversely affect your investment in the Convertible Notes. In particular, without limitation, the indenture does not place any restrictions on our or any of our subsidiaries’ ability to:

• incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Convertible Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Convertible Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Convertible Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Convertible Notes with respect to the assets of our subsidiaries;

• pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Convertible Notes, including subordinated indebtedness;

• sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

• enter into transactions with affiliates;

• create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

• make investments; or

• create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

We will only be required to offer to repurchase the Convertible Notes upon a change of control in the case of the transactions specified in the definition of a “fundamental change” under “Description of the Notes — Fundamental Change Put”. Similarly, we will only be required to adjust the conversion rate upon the occurrence of a “non-stock change of control” in circumstances where a Convertible Note is converted in connection with such a transaction as set forth under “Description of the Notes — Conversion Rights — Adjustment to Conversion Rate

Upon a Non-Stock Change of Control”. Accordingly, subject to restrictions contained in our other debt agreements, we will be permitted to engage in certain transactions, such as acquisitions, re-financings or recapitalizations, that could affect our capital structure and the value of the Convertible Notes and our common stock but would not constitute a fundamental change under the Convertible Notes.

Furthermore, the terms of the indenture and the Convertible Notes do not protect holders of the Convertible Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Convertible Notes may have important consequences for you as a holder of the Convertible Notes, including making it more difficult for us to satisfy our obligations with respect to the Convertible Notes or negatively affecting the trading value of the Convertible Notes. Certain of our current debt instruments include more protections for their holders than the indenture and the Convertible Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Convertible Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Convertible Notes.

The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may adversely affect the trading price of the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes.

The conversion rate of the Convertible Notes is subject to adjustment upon certain events, including the issuance of certain stock dividends on our common stock, certain issuance of rights or warrants, subdivisions, combinations, certain distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments”. The conversion rate will not be adjusted for certain other events, including cash dividends below the dividend threshold amount (as defined in clause (4) of “Description of the Notes — Conversion Rights — Conversion Rate Adjustments”), which may adversely affect the trading price of the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes.

We may be unable to repurchase the Convertible Notes following a fundamental change.

Holders of the Convertible Notes have the right to require us to repurchase the Convertible Notes prior to their maturity upon the occurrence of a fundamental change as described under “Description of the Notes — Fundamental Change Put”. Any of our future debt agreements may contain similar provisions. We may not have sufficient funds or the ability to arrange necessary financing on acceptable terms at the time we are required to make repurchases of tendered Convertible Notes. In addition, our ability to repurchase the Convertible Notes may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our credit facilities. Under certain of our existing credit facilities, we would be prohibited from making any such repurchase without consent from the lenders thereunder or a waiver or modification of such requirements. If we fail to repurchase the Convertible Notes as required by the indenture, it would constitute an event of default under the indenture governing the Convertible Notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Convertible Notes.

Upon the occurrence of a fundamental change, you have the right to require us to offer to repurchase the Convertible Notes. However, the fundamental change provisions will not afford protection to holders of the Convertible Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, re-financings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the Convertible Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Convertible Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Convertible Notes.

Provisions of the Convertible Notes could discourage an acquisition of us by a third party.

Certain provisions of the Convertible Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Convertible Notes will have the right, at their option, to require us to repurchase all of their Convertible Notes or any portion of the principal amount of such Convertible Notes in integral multiples of $1,000. We may also be required to increase the conversion rate or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes. These provisions could discourage an acquisition of us by a third party.

The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your Convertible Notes as a result of such fundamental change.

If certain types of fundamental changes occur on or prior to the maturity date of the Convertible Notes, we may increase the conversion rate by an additional number of shares for holders that elect to convert their Convertible Notes in connection with the fundamental change. The number of additional shares to be added to the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under “Description of the Notes — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control”. Although this adjustment is designed to compensate you for the lost option value of your Convertible Notes as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus supplement and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $[ ] or more than $[ ] (subject to adjustment), there will be no such adjustment.

There is currently no public market for the Convertible Notes, and an active trading market may not develop. The failure of a market to develop for the Convertible Notes could adversely affect the liquidity and value of your Convertible Notes.

There is currently no public market for the Convertible Notes, and we do not intend to apply for listing of the Convertible Notes on any securities exchange or for quotation of the Convertible Notes on any automated dealer quotation system. We have been advised by the underwriters that, following the completion of the offering, they currently intend to make a market in the Convertible Notes. However, the underwriters are not obligated to do so and any market-making activities with respect to the Convertible Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. A market may not develop for the Convertible Notes, and there can be no assurance as to the liquidity of any market that may develop for the Convertible Notes. If an active, liquid market does not develop for the Convertible Notes, the market price and liquidity of the Convertible Notes may be adversely affected. If any of the Convertible Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the Convertible Notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Convertible Notes will be subject to disruptions which may have a negative effect on the holders of the Convertible Notes, regardless of our operating results, financial performance or prospects.

Recent regulatory actions may adversely affect the trading price and liquidity of the Convertible Notes.

We expect that many investors in the Convertible Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Convertible Notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on the common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating short selling of securities or equity swaps or other governmental action that interfere with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in the Convertible Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Convertible Notes. This could, in turn, adversely affect the trading price and liquidity of the Convertible Notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short-selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the Convertible Notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the Convertible Notes.

The accounting for convertible debt securities is subject to uncertainty.

The accounting for convertible debt securities is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made and any such change could have an adverse impact on our reported or future financial results. Any such impacts could adversely affect the market price of our common stock and in turn negatively impact the trading price of the Convertible Notes.

The price of our common stock and of the Convertible Notes may fluctuate significantly, and this may make it difficult for you to resell the Convertible Notes or common stock issuable upon conversion of the Convertible Notes when you want or at prices you find attractive.

The price of our common stock constantly changes, and may fluctuate significantly. We expect that the market price and liquidity of our common stock will continue to fluctuate. In addition, because the Convertible Notes are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Convertible Notes. Our stock price and its liquidity may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

• price and volume fluctuations in the overall stock market or in the market for BDCs from time to time;

• investor demand for shares of our common stock;

• significant volatility in the market price and trading volume of securities of registered closed-end management investment companies, BDCs or other financial services companies, which is not necessarily related to the operating performance of these companies;

• the inability to raise equity capital;

• our inability to borrow money or deploy or invest our capital;

• fluctuations in interest rates;

• any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

• operating performance of companies comparable to us;

• changes in regulatory policies or tax guidelines with respect to RICs or BDCs;

• our loss of status as or ability to operate as a BDC;

• our failure to qualify as a RIC, loss of RIC status or ability operate as a RIC;

• actual or anticipated changes in our earnings or fluctuations in our operating results;

• changes in the value of our portfolio of investments;

• general economic conditions, trends and other external factors;

• departures of key personnel; or

• loss of a major source of funding.

In addition, we are required to continue to meet certain listing standards in order for our common stock to remain listed on the NYSE. If we were to be delisted by the NYSE, the liquidity of our common stock would be materially impaired.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Convertible Notes and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Convertible Notes and could impair our ability to raise capital through future offerings of our securities, should we decide to offer them. We may not, unless otherwise agreed to by the underwriters, commence any sales of shares of our common stock until 15 days following the date of this prospectus supplement. No prediction can be made as to the effect, if any, that future sales of shares of common stock, or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Convertible Notes.

Holders of the Convertible Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the Convertible Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights or rights to receive any dividends or other distributions on our common stock), but will be subject to all changes affecting our common stock. Holders will only be entitled to rights in respect of our common stock if and when we deliver shares of our common stock upon conversion for their Convertible Notes and, to a limited extent, under the conversion rate adjustments applicable to the Convertible Notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of Convertible Notes, the holder will not be entitled to vote on the amendment, although the holder will nevertheless be subject to any changes in the powers, preferences or rights of our common stock that result from such amendment.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Convertible Notes will be adjusted in certain circumstances. See the discussion under the headings “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control”. Adjustments to the conversion rate of the Convertible Notes that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, if you are a Non-U.S. Holder (as defined in “Additional Material Federal Income Tax Considerations” in this prospectus supplement), you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the Convertible Notes, we may, at our option, set off such payments against payments of cash and common stock on the Convertible Notes. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Convertible Notes. See the discussions under the headings “Additional Material Federal Income Tax Considerations — Tax Consequences to U.S. Holders

of Convertible Notes — Constructive distributions” and “— Tax Consequences to Non-U.S. Holders of Convertible Notes — Constructive distributions” in this prospectus supplement.

[Update for any other risk factors applicable to the Notes, e.g., any impact of default in payment of other outstanding indebtedness, and any additional relevant risk factors not included in the base prospectus to the extent required to be disclosed by applicable law or regulation.]

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, including statements as to:

• the preliminary estimates of our net asset value and adjusted net investment income;

• our future operating results;

• our business prospects and the prospects of our portfolio companies;

• the impact of investments that we expect to make;

• our contractual arrangements and relationships with third parties;

• the dependence of our future success on the general economy and its impact on the industries in which we invest;

• the ability of our portfolio companies to achieve their objectives;

• our expected financings and investments;

• the adequacy of our cash resources and working capital; and

• the timing of cash flows, if any, from the operations of our portfolio companies.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

• an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

• a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

• interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

• currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

• the risks, uncertainties and other factors we identify in “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, and elsewhere in this prospectus supplement, the accompanying prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement or the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, and elsewhere in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. However, we will update this prospectus supplement to reflect any material changes to the information contained herein. The forward-looking statements and projections contained in this prospectus supplement are excluded from the safe harbor protection provided by Section 27A of the Securities Act.

CAPITALIZATION

The following table sets forth our capitalization as of [ ], 20[ ]:

• on an actual basis; and

• on an as adjusted basis to give effect to the assumed sale of $[ ]million aggregate principal amount of Convertible Notes (assuming no exercise of the overallotment option), excluding accrued interest, after deducting the underwriting discounts and commissions of approximately $[ ] million payable by us and estimated offering expenses of approximately $[ ]million payable by us, and without giving effect to the use of the cash proceeds from such sale as described in “Use of Proceeds”.

You should read this table together with “Use of Proceeds” and the financial statements and related notes thereto included elsewhere in this prospectus supplement and the accompanying prospectus.

As of [ ], 20[ ]
	Actual (unaudited)	As Adjusted (unaudited)
(in thousands)
Assets:
Cash and cash equivalents	$ [ ]	$ [ ]
Investments at fair value	[ ]	[ ]
Other assets	[ ]	[ ]
Total assets	$ [ ]	$ [ ]

Liabilities:
Net outstanding borrowings	$ [ ]	$ [ ]
Convertible Notes offered hereby	—	[ ]
Other liabilities	[ ]	[ ]
Total liabilities	$ [ ]	$ [ ]

Net assets	$ [ ]	$ [ ]

Net assets:
Preferred stock, par value $0.01 per share; 2,000,000 shares authorized, none issued	$—	$—
Common stock, par value $0.01 per share; 100,000,000 shares authorized, [ ] and [ ] shares issued and outstanding, respectively	[ ]	[ ]
Paid in capital in excess of par	[ ]	[ ]
Treasury stock at cost, [ ]shares held, respectively	[ ]	[ ]
Accumulated undistributed net investment income	[ ]	[ ]
Accumulated undistributed net realized gains on investments	[ ]	[ ]
Net unrealized (depreciation) appreciation (net of provision for taxes)	[ ]	[ ]
Total net assets	[ ]	[ ]

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of the $[ ] million aggregate principal amount of Convertible Notes in this offering will be approximately $[ ] million (or approximately $[ ] million if the underwriters fully exercise their overallotment option), plus $[ ] of accrued interest (per $1,000 principal amount) from [ ], 20[ ], after deducting the discounts, commissions and expenses payable by us.

We intend to use the net proceeds from this offering to repay outstanding indebtedness under our credit facilities. However, through re-borrowing under our credit facilities, we intend to make new investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus and use available capital for other general corporate purposes, including working capital requirements. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments.

Under the Holdings Credit Facility, which matures in December 2019, we had $[ ] million outstanding as of [ ], 20[ ]. Under the NMFC Credit Facility, which matures in June 2019, we had $[ ] million outstanding as of [ ], 20[ ]. As of September [ ], 20[ ], we had $[ ] million, $[ ] million and $[ ] million outstanding in connection with the Convertible Notes, the Unsecured Notes and the SBA-guaranteed debentures, respectively. For additional information regarding our outstanding indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in this prospectus supplement and the accompanying prospectus.

[Affiliates of [ ] are lenders under the Holdings Credit Facility and affiliates of [ ] are lenders under the NMFC Credit Facility. Accordingly, affiliates of [ ] may receive more than [ ]% of the net proceeds of this offering to the extent such proceeds are used to temporarily repay outstanding indebtedness under the Holdings Credit Facility or the NMFC Credit Facility.]

We expect that it will take up to [ ] months for us to substantially invest the net proceeds from this offering, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal.

Proceeds not immediately used for the temporary repayment of debt under our credit facilities or for new investments will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NMFC”. The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the net asset value (“NAV”) per share of our common stock, the high and low closing sale price for our common stock, the closing sale price as a percentage of NAV and the quarterly distributions per share. [To be updated accordingly]

[Insert Price Range of Common Stock at the time of offering.]

On [ ], 20[ ], the last reported sales price of our common stock was $[ ] per share. As of [ ], 20[ ], we had approximately 2[ ] stockholders of record and approximately one beneficial owner whose shares are held in the names of brokers, dealers, funds, trusts and clearing agencies.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. Since our initial public offering on May 19, 2011, our shares of common stock have traded at times at both a discount and a premium to the net assets attributable to those shares. As of September [ ], 20[ ], our shares of common stock traded at a premium of approximately [ ]% of the NAV attributable to those shares as of [ ], 20[ ]. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.

We intend to pay quarterly distributions to our stockholders in amounts sufficient to maintain our status as a RIC. We intend to distribute approximately our entire Adjusted Net Investment Income (defined as net investment income adjusted to reflect income as if the cost basis of investments held at the IPO date had stepped-up to fair market value as of the IPO date) on a quarterly basis and substantially all of our taxable income on an annual basis, except that we may retain certain net capital gains for reinvestment.

We maintain an “opt out” dividend reinvestment plan on behalf of our stockholders, pursuant to which each of our stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless the stockholder elects to receive cash.

We apply the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders’ accounts is equal to or greater than 110.0% of the last determined NAV of the shares, we will use only newly issued shares to implement the dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock on the NYSE on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and ask prices.

If the price at which newly issued shares are to be credited to stockholders’ accounts is less than 110.0% of the last determined NAV of the shares, we will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

The following table reflects the cash distributions, including dividends and returns of capital, if any, per share that have been declared by our board of directors for the two most recent fiscal years and the current fiscal year to date:

[Insert Distributions at the time of offering.]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section should be read in conjunction with the Selected Financial and Other Data and our Financial Statements and notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus. For the periods prior to and as of May 8, 2014, all financial information provided in this prospectus supplement and the accompanying prospectus reflects our organizational structure prior to the restructuring on May 8, 2014 described under “Description of Restructuring” in the accompanying prospectus, where NMF Holdings functioned as the operating company. In addition to historical information, the following discussion and other parts of this prospectus supplement and the accompanying prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under “Supplementary Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus supplement and “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.

[Insert Management’s Discussion and Analysis of Financial Condition and Results of Operations from most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, prior to the offering.]

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the [ ] ended [ ], 20[ ] and years ended December 31, 20[ ] and 20[ ], and the Predecessor Operating Company’s ratios of earnings to fixed charges for the years ended December 31, 20[ ], 20[ ] and 20[ ], computed as set forth below, were as follows:

[Insert table ]

For purposes of computing the ratios of earnings to fixed charges, earnings represent net increase in net assets resulting from operations plus (or minus) income tax expense (benefit) including excise tax expense plus fixed charges. Fixed charges include interest and credit facility fees expense and amortization of debt issuance costs.

DESCRIPTION OF THE NOTES

The Convertible Notes will be issued under the indenture (the “indenture”) dated as of [ ], 20[ ] between New Mountain Finance Corporation, as issuer, and [ ], as Trustee. The terms of the Convertible Notes include those provided in the indenture.

The following description is only a summary of the material provisions of the Convertible Notes and the indenture. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the Convertible Notes. You may request copies of these documents as set forth under the captions “Available Information” in this prospectus supplement and the accompanying prospectus.

When we refer to “NMFC”, the “Company”, “we”, “our” or “us” in this section, we refer only to New Mountain Finance Corporation and not its subsidiaries. In addition, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations pursuant to the provisions set forth below under the heading “— Events of Default; Notice and Waiver”.

Brief Description of the Convertible Notes

The Convertible Notes will:

• initially be limited to $[ ] million aggregate principal amount ($[ ] million if the overallotment option is exercised in full by the underwriters);

• bear interest at a rate of [ ]% per year, payable semi-annually in arrears, on [ ] and [ ] of each year, commencing on [ ], 20[ ];

• be our general unsecured obligations, ranking equally with all of our other unsecured indebtedness, including the Convertible Notes and the Unsecured Notes, and senior in right of payment to any of our existing and future subordinated indebtedness, effectively subordinated in right of payment to our existing and future secured indebtedness and structurally subordinated to all existing and future debt of our subsidiaries;

• be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, into shares of our common stock (together with cash in lieu of fractional shares) initially at a conversion rate of [ ] shares of our common stock per $1,000 principal amount of Convertible Notes (subject to adjustment as set forth in this prospectus supplement), which represents an initial conversion price of approximately $[ ] per share. In the event of a non-stock change of control, we will, in certain circumstances, increase the conversion rate as described herein;

• not be redeemable prior to maturity;

• be subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100.0% of the principal amount of the Convertible Notes, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; and

• be due on [ ], 20[ ], unless earlier converted or repurchased by us at your option.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control”, “— Fundamental Change Put” and “— Consolidation, Merger and Sale of Assets by the Company”.

No sinking fund is provided for the Convertible Notes and the Convertible Notes will not be subject to defeasance.

The Convertible Notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and integral multiples thereof. Beneficial interests in the Convertible Notes will be shown on, and transfers of beneficial interests in the Convertible Notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “— Form, Denomination and Registration — Global Notes Book-Entry Form”.

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at the corporate trust office of the applicable trustee, which will initially be the office or agency of the Trustee in New York City and/or the corporate trust office of the applicable trustee as may be specified in the indenture or in a notice to holders against surrender of the Convertible Notes.

We do not intend to list the Convertible Notes on any securities exchange or any automated dealer quotation system.

Additional Notes

We may, without the consent of the holders of the Convertible Notes, increase the principal amount of the Convertible Notes by issuing additional notes in the future on the same terms and conditions as the Convertible Notes, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes; provided that if any such additional notes are not fungible with the Convertible Notes initially offered hereby for U.S. federal income tax purposes, those additional notes will have a separate CUSIP number. The Convertible Notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No such additional notes may be issued if any event of default has occurred with respect to the Convertible Notes.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Convertible Notes, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global notes, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest (including additional interest, if any) will be payable at the corporate trust office of the applicable trustee, which will initially be the office or agency of the Trustee in New York City and/or the corporate trust office of the applicable trustee as may be specified in the indenture or in a notice to holders against surrender of the Convertible Notes.

Interest

The Convertible Notes will bear interest at a rate of [ ]% per year. Interest will accrue from the most recent date to which interest has been paid or duly provided for. We will pay interest on the Convertible Notes (including additional interest, if any) semi-annually, in arrears on [ ] and [ ] of each year, commencing on [ ], to holders of record at 5:00 p.m., New York City time, on the preceding [ ] and [ ], respectively. However, there are two exceptions to the preceding sentence:

• holders will be entitled to a cash payment representing accrued and unpaid interest to, but not including, the conversion date on any Convertible Notes unless the Convertible Notes are converted after a record date for an interest payment but prior to the corresponding interest payment date, as described under “— Conversion Rights;” and

• on the maturity date, we will pay accrued and unpaid interest to the person to whom we pay the principal amount.

We will pay interest on:

• global notes to DTC in immediately available funds;

• any certificated notes having a principal amount of less than $[ ], by check mailed to the holders of those Convertible Notes; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity;” and

• any certificated notes having a principal amount of $[ ] or more, by wire transfer in immediately available funds at the election of the holders of these Convertible Notes duly delivered to the Trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity”.

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Trustee is authorized or required by law or executive order to close or be closed.

To the extent lawful, payments of principal or interest (including additional interest, if any) on the Convertible Notes that are not made when due will accrue interest at the annual rate of [ ]% above the then applicable interest rate from the required payment date.

Ranking

The Convertible Notes will be our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Convertible Notes. The Convertible Notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, including the Convertible Notes and the Unsecured Notes. The Convertible Notes will effectively rank junior to any of our and our subsidiaries’ secured indebtedness (including unsecured indebtedness that later becomes secured indebtedness) to the extent of the value of the assets securing such indebtedness. The Convertible Notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries and financing vehicles. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Convertible Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Convertible Notes and Convertible Notes then outstanding.

As of September [ ], 20[ ], we had $[ ] million of indebtedness outstanding, $[ ] million of which was secured indebtedness and $[ ] million of which was unsecured indebtedness. After giving effect to the issuance of the Convertible Notes (assuming no exercise of the underwriters’ overallotment option), and the use of the proceeds therefrom, our total consolidated indebtedness as of [ ], [ ] would have been $[ ] million principal amount.

Conversion Rights

Holders may convert their Convertible Notes prior to 5:00 p.m., New York City time, on the business day preceding the maturity date at an initial conversion rate of [ ] shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $[ ] per share). The conversion rate will be subject to adjustment as described below. You will have the right to convert any portion of the principal amount of any Convertible Notes that is an integral multiple of $1,000 at any time on or prior to the close of business on the business day immediately preceding the maturity date.

Upon conversion, unless you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive a separate cash payment representing accrued and unpaid interest to, but not including the conversion date. Any such payment will be made on the settlement date applicable to the relevant conversion on the Convertible Notes. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest accrued and unpaid on your Convertible Notes for the entire interest period, notwithstanding your conversion of those Convertible Notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date.

Except as described under “— Conversion Rate Adjustments”, we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Convertible Notes.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all documentary, stamp or similar issue or transfer tax, if any.

If you hold a certificated note, to convert you must:

• complete and manually sign the conversion notice on the back of the Convertible Notes or a facsimile of the conversion notice;

• deliver the completed conversion notice (which is irrevocable) and the Convertible Notes to be converted to the conversion agent;

• if required, furnish appropriate endorsements and transfer documents; and

• if required, pay all documentary, stamp or similar issue or transfer tax, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Convertible Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any documentary, stamp or similar issue or transfer tax relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any documentary, stamp or similar issue or transfer tax that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable documentary, stamp or similar issue or transfer tax, if any, payable by you have been paid in full.

We will not issue fractional shares of our common stock upon conversion of the Convertible Notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the conversion date.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Convertible Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of our common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of our common stock upon conversion of Convertible Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of Convertible Notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 5.0% of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any Fundamental Change, as defined in “— Fundamental Change Put”.

Conversion Rate Adjustments

We will adjust the conversion rate for the following events:

(1)        If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR1	=

the conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0	=

the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=

the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as the case may be.

(2)        If we distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a stockholders’ right plan) entitling them for a period of not more than 60 days from the issuance date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be increased based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

where,

CR1	=	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

OS0	=	the number of shares of our common stock outstanding at 5:00 p.m. New York City time, on the trading day immediately preceding the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y	=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution.

(3)        (a) If we distribute shares of our capital stock, evidences of our indebtedness or other of our assets or property to all or substantially all holders of our common stock, excluding:

• dividends or distributions as to which adjustment is required to be effected in clause (1) or (2) above;

• dividends or distributions paid exclusively in cash; and

• spin-offs described below in clause (3)(b),

then the conversion rate will be increased based on the following formula:

where,

CR1	=	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

FMV	=

the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed, with respect to each outstanding share of our common stock as of the open of business on the record date for such distribution.

(b)        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours that are listed on a national or regional securities exchange, which is referred to in this prospectus supplement as a “spin-off”, the conversion rate will be increased based on the following formula:

where,

CR1	=	conversion rate in effect immediately prior to the open of business on the record date for the spin-off;

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for the spin-off;

FMV	=

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the third trading day after the record date for such spin-off (such period, the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

Any adjustment to the conversion rate under this clause (3)(b) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. Because we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect, we will delay the settlement of any Convertible Notes where the conversion date occurs during the valuation period. In such event, we will deliver shares of our common stock, if any, and any cash in lieu thereof (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the valuation period.

(4)        If we pay any cash dividends or make distributions paid exclusively in cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under “— Change in the Conversion Rights upon Certain Reclassification, Business Combinations, Asset Sales and Corporate Events”), the conversion rate will be increased based on the following formula (other than a regular quarterly cash dividend that does not exceed “T” (as defined below)):

where,

CR1	=	conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution;

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution;

T	=

the dividend threshold amount, which will initially equal $0.34 per share in any quarterly period; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share we distribute to holders of our common stock in any dividend

          The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $0.01, in lieu of the foregoing increase, each holder of a Convertible Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5)     If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR1	=	the conversion rate in effect at 5:00 p.m. on the day such tender offer or exchange offer expires;

CR0	=	the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1	=

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the “averaging period”);

OS1	=

the number of shares of our common stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

          Any adjustment to the conversion rate under this clause (5) will be made immediately prior to the open of business on the day following the last day of the averaging period, but will be given effect as of the open of business on the trading day next succeeding the date such tender offer or exchange offer expires. Because we will make the adjustment to the conversion rate at the end of the averaging period with retroactive effect, we will delay the settlement of any Convertible Notes where the conversion date occurs during the averaging period. In such event, we will deliver shares of our common stock, if any, and any cash in lieu thereof (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the averaging period.

To the extent that any future stockholders’ rights plan adopted by us is in effect upon conversion of the Convertible Notes into common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the Convertible Notes, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction at the same time and upon the same terms as holders of our common stock as a result of holding the Convertible Notes, without having to convert their Convertible Notes, as if they had a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of Convertible Notes held by such holder, or in certain other cases. Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to stockholders:

• equals or exceeds the average closing price of the common stock over the 10 consecutive trading day period ending on the record date for such distribution, or

• such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $0.01,

rather than being entitled to an adjustment in the conversion price, the holder of Convertible Notes will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such Convertible Notes immediately prior to the record date for determining the stockholders entitled to receive the distribution.

To the extent that we are required to make an adjustment pursuant to a distribution that qualifies under two or more of the clauses above, we will adjust the conversion rate pursuant to clause (3)(a) above to the extent it applies.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Additional Material Federal Income Tax Considerations — Tax Consequences to U.S. Holders of Convertible Notes — Constructive distributions” and “Additional Material Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders of Convertible Notes — Constructive distributions” in this prospectus supplement.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1.0% in the conversion rate. However, we will carry forward any adjustment that is less than 1.0% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (a) annually on the anniversary of the first date of issue of the Convertible Notes, or [ ], and otherwise (b)(1) 10 business days prior to the maturity date of the Convertible Notes or (2) 10 business days prior to any repurchase date, unless such adjustment has already been made.

Without limiting the foregoing, no adjustment to the conversion rate need be made:

(i)  upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

(ii)  upon the issuance of any shares of common stock or options or rights to purchase shares of common stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, us or any of our subsidiaries;

(iii)  upon the issuance of any shares of common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the issue date;

(iv)  for a change in the par value of the common stock; or

(v)  for accrued and unpaid interest (including any additional interest, if applicable).

We will not take any action that would result in an adjustment pursuant to the provisions described in this subsection (“— Conversion Rate Adjustments”) without complying with Section 312 of the NYSE’s Listed Company Manual (which requires stockholder approval of certain issuances of stock), if applicable.

Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

If we:

• reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

• consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and in either case holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then from and after the effective date of such transaction, each outstanding Convertible Note will, without the consent of any holders of the Convertible Notes, upon the occurrence of such transaction, become convertible in accordance with the procedures described in “— Conversion Procedures”, into the consideration the holders of our common stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “reference property”). If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Convertible Notes will become convertible will be deemed to be the kind and amount of consideration elected to be received by a majority of our common stock voted for such an election (if electing between two types of consideration) or a plurality of our common stock voted for such an election (if electing between more than two types of consideration), as the case may be. We may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your Convertible Notes in connection with a transaction described under clause (1), (2) or (4) under the definition of a fundamental change described below under “— Fundamental Change Put” and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof (a “make-whole fundamental change”), pursuant to which 10.0% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such make-whole fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), which we refer to as a “non-stock change of control” we will increase the conversion rate as described below (subject to the limitations described below). The number of additional shares by which the conversion is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the non-stock change of control. We will notify you of the effective date of any make-whole fundamental change no later than such time that the fundamental change occurs.

A conversion of the Convertible Notes by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “— Fundamental Change Put”).

The number of additional shares will be adjusted in the same manner as and as of any date on which the conversion rate of the Convertible Notes is adjusted as described above under “— Conversion Rate Adjustments”. The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares by which the conversion rate shall be increased:

[Insert conversion table]

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

• between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

• in excess of $[ ] per share (subject to adjustment), no additional shares will be issued upon conversion; and

• less than $[ ] per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion, exceed [ ] per $1,000 principal amount of the Convertible Notes, subject to the same adjustments as the conversion rate as set forth above under “— Conversion Rate Adjustments”. Additional shares deliverable as described in this section “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control”, will be delivered on the settlement date applicable to the relevant conversion.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the Convertible Notes, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Convertible Notes for which you have properly delivered and not withdrawn a written repurchase notice. The Convertible Notes submitted for repurchase must be $1,000 in principal amount or integral multiples thereof.

The repurchase price will be payable in cash and will equal 100.0% of the principal amount of the Convertible Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your Convertible Notes in cash upon a fundamental change. Our ability to repurchase the Convertible Notes in cash in the future may be limited by the terms of our then-existing borrowing agreements. Under certain of our existing credit facilities, we would be prohibited from making any such repurchase without consent from the lenders thereunder or a waiver or modification of such requirements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

1.      a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect beneficial owner of our common equity representing more than 50.0% of the voting power of our common equity and files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership; or

2.      the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change solely in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50.0% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2); or

3.      our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

4.      our common stock (or other common stock underlying the Convertible Notes) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) for a period of 20 consecutive trading days.

Notwithstanding the foregoing, any transaction or event described in clause (2) above will not constitute a fundamental change if at least 90.0% of the consideration paid for our common stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Convertible Notes become convertible into the reference property as described under “— Conversion Rate Adjustment — Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events” above.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Convertible Notes to require us to repurchase the Convertible Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

On or before the fifth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the Convertible Notes on the date of the fundamental change at their addresses shown in the register of the applicable note registrar and to beneficial owners to the extent required by applicable law, the Trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Convertible Notes.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Convertible Notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

• if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated notes, the Convertible Notes certificate numbers;

• the portion of the principal amount of the Convertible Notes to be repurchased, which must be $1,000 or integral multiples thereof; and

• that the Convertible Notes are to be repurchased by us pursuant to the applicable provisions of the Convertible Notes and the indenture.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Convertible Notes listed in the repurchase notice. The withdrawal notice must state:

• if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated notes, the certificate numbers of the withdrawn Convertible Notes;

• the principal amount of the withdrawn Convertible Notes; and

• the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for Convertible Notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Convertible Notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Convertible Notes will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Convertible Notes, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the Convertible Notes that holders have elected to require us to repurchase, then, as of the repurchase date:

• the Convertible Notes will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the Convertible Notes has been made or the Convertible Notes have been delivered to the paying agent, as the case may be; and

• all other rights of the holders of Convertible Notes will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Convertible Notes.

In connection with any repurchase, we will, to the extent applicable:

• comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Convertible Notes;

• file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Convertible Notes; and

• comply with all other federal and state securities laws in connection with any offer by us to repurchase the Convertible Notes.

This fundamental change repurchase right could discourage a potential acquirer of the Company. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the Convertible Notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the Convertible Notes.

Consolidation, Merger and Sale of Assets by the Company

The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

• either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of our obligations under the Convertible Notes, the Convertible Notes and the indenture;

• immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

• we have delivered to the Trustee certain certificates and opinions of counsel satisfactory to it if so requested by the Trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Convertible Notes and the indenture.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of the Company “substantially as an entirety”. There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the indenture and the Convertible Notes, or under the laws of Delaware, the Company’s state of incorporation. Accordingly, the ability of a holder of the Convertible Notes to require us to repurchase the Convertible Notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of the Company may be uncertain.

Events of Default; Notice and Waiver

Each of the following shall be “Events of Default” with respect to the Convertible Notes:

• we fail to pay any interest (including additional interest, if any) on the Convertible Notes or the Convertible Notes when due and such failure continues for a period of 30 calendar days;

• we fail to pay principal of the Convertible Notes or the Convertible Notes when due at maturity, or we fail to pay the repurchase price payable, in respect of any Convertible Notes or Convertible Notes when due;

• we fail to deliver shares of common stock upon the conversion of any Convertible Notes or Convertible Notes and such failure continues for five days following the scheduled settlement date for such conversion;

• we fail to provide notice of the effective date or actual effective date of a fundamental change on a timely basis as required in the indenture;

• we fail to perform or observe any other term, covenant or agreement in the Convertible Notes or the Convertible Notes or the indenture for a period of [ ] calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least [ ]% in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding;

• a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of our “significant subsidiaries”, which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes, in an aggregate principal amount in excess of $[ ] (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least [ ]% in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding;

• a final judgment for the payment of $[ ] or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

• certain events involving our bankruptcy, insolvency or reorganization of the Company or any of our “significant subsidiaries”, which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes.

We are required to notify the Trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The Trustee is then required within [ ] calendar days of being notified by us of the occurrence of any default to give to the registered holders of the Convertible Notes notice of all uncured defaults known to it. However, the Trustee may withhold notice to the holders of the Convertible Notes of any default, except defaults in payment of principal or interest (including additional interest, if any) on the Convertible Notes, if the Trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the Trustee, on or before a date not more than [ ] calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs and continues, the principal amount and accrued and unpaid interest (including additional interest, if any) on the Convertible Notes and Convertible Notes then outstanding will automatically become due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least [ ]% in aggregate principal amount of Convertible Notes and Convertible Notes then outstanding may declare the aggregate principal amount and accrued and unpaid interest (including additional interest, if any) on the Convertible Notes and Convertible Notes then outstanding to be due and payable. Thereupon, the Trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Convertible Notes and Convertible Notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Convertible Notes and Convertible Notes then outstanding, by written notice to us and the Trustee, may rescind and annul such declaration if:

• we have paid (or deposited with the Trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all Convertible Notes; (2) the principal amount of any Convertible Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

• all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority of the aggregate principal amount of Convertible Notes and Convertible Notes then outstanding will have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee, subject to limitations specified in the indenture.

No holder of the Convertible Notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including additional interest, if any) on the Convertible Notes, unless:

• the holder has given the Trustee written notice of an event of default;

• the holders of at least [ ]% in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding make a written request to the Trustee to pursue the remedy, and offer security or indemnity reasonably satisfactory to it against any costs, liability or expense of the Trustee;

• the Trustee fails to comply with the request within [ ] calendar days after receipt of the request and offer of indemnity; and

• the Trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding.

Notwithstanding the foregoing, the indenture provides, if we so elect, that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (which also relate to the provision of reports), will, at our option, for the [ ] days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Convertible Notes at an annual rate equal to [ ]% of the principal amount of the Convertible Notes and for the [ ] days beginning on, and including, the [ ]st day after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Convertible Notes at an annual rate equal to [ ]% of the principal amount of the Convertible Notes. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Convertible Notes will be subject to acceleration as provided above. The additional interest will accrue on all Convertible Notes and Convertible Notes then outstanding from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the [ ]st day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such [ ]st day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such [ ]st day), such additional interest will cease to accrue and the Convertible Notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of Convertible Notes in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes and Convertible Notes, waive any past default or event of default under the indenture and its consequences, except:

• our failure to pay principal of or interest (including additional interest, if any) on any Convertible Notes or Convertible Notes when due;

• our failure to convert any Convertible Notes or Convertible Notes into common stock as required by the indenture;

• our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

• our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding Convertible Note affected.

Modification

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Convertible Notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each Convertible Note affected by such change to:

• change the maturity of any Convertible Notes;

• reduce the rate or extend the time for payment of interest (including additional interest, if any) on any Convertible Notes;

• reduce the principal amount of any Convertible Notes;

• reduce any amount payable upon repurchase of any Convertible Notes;

• impair the right of a holder to receive payment with respect to any Convertible Notes or to institute suit for payment of any Convertible Notes;

• change the currency in which any Convertible Notes is payable;

• change our obligation to repurchase any Convertible Notes upon a fundamental change in a manner adverse to the rights of the holders;

• affect the right of a holder to convert any Convertible Notes into shares of our common stock or reduce the number of shares of our common stock or any other property, receivable upon conversion pursuant to the terms of the indenture;

• change our obligation to maintain an office or agency in New York City;

• subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

• reduce the percentage of the Convertible Notes required for consent to any modification of the indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Convertible Notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Convertible Notes) may be modified or amended by us and the Trustee, without the consent of the holder of any Convertible Notes, to, among other things:

• provide for conversion rights of holders of the Convertible Notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

• secure the Convertible Notes;

• provide for the assumption of our obligations to the holders of the Convertible Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

• surrender any right or power conferred upon us;

• add to our covenants for the benefit of the holders of the Convertible Notes;

• cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture;

• conform the provisions of the indenture to the description of the Convertible Notes contained in this prospectus supplement;

• make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Convertible Notes in any material respect;

• increase the conversion rate; provided, that the increase will not adversely affect the interests of the holders of the Convertible Notes;

• adding guarantees of obligations under the Convertible Notes;

• make such changes as may be necessary or desirable to allow us to issue additional notes as described under “— Additional Notes” provided, that any such change will not materially adversely affect the interests of the holders of the Convertible Notes; and

• provide for a successor trustee.

Other

The consent of the holders of Convertible Notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Convertible Notes Not Entitled to Consent

Any Convertible Notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the Convertible Notes and Convertible Notes then outstanding have consented to a modification, amendment or waiver of the terms of the indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Convertible Notes in the open market or by tender offer at any price or by private agreement. Any Convertible Notes repurchased by us may, at our option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by us. Any Convertible Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled and no longer outstanding under the indenture.

Information Concerning the Trustee and Common Stock Transfer Agent and Note Registrar

We have appointed [ ], the Trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the Convertible Notes. The Trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the Trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with us. However, if the Trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Convertible Notes, the Trustee must eliminate such conflict or resign.

[ ] is the transfer agent and registrar for our common stock.

Governing Law

The Convertible Notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Convertible Notes

Except as otherwise provided herein, we will be responsible for making all calculations called for under the Convertible Notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the Convertible Notes and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Convertible Notes. We will provide a schedule of these calculations to each of the Trustee and the conversion agent, and each of the Trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The Trustee will forward these calculations to any holder of the Convertible Notes upon the request of that holder.

Form, Denomination and Registration

The Convertible Notes will be issued:

• in fully registered form;

• without interest coupons; and

• in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The Convertible Notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

• not be entitled to have certificates registered in their names;

• not receive physical delivery of certificates in definitive registered form; and

• not be considered holders of the global note.

We will pay principal of and interest (including additional interest, if any) on, and the repurchase price of, a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the Trustee nor any paying agent will be responsible or liable:

• for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

• for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the Convertible Notes, including the presentation of the Convertible Notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the Convertible Notes represented by the global notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

• a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

• a “clearing corporation” within the meaning of the Uniform Commercial Code; and

• a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the Convertible Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such Convertible Notes or the indenture. The indenture permits us to determine at any time and in our sole discretion that Convertible Notes shall no longer be represented by global notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the Trustee, the note registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

[Insert disclosure regarding federal income tax consequences of an investment in the Notes to the extent required to be disclosed by applicable law or regulation.]

UNDERWRITING

[ ] are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of Convertible Notes set forth opposite its name below.

Principal Amount
Underwriter	of Additional Convertible Notes
[ ]	$ [ ]
[ ]	[ ]
[ ]	[ ]
Total	$ [ ]

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Convertible Notes sold under the underwriting agreement if any of the Convertible Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Convertible Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Convertible Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Convertible Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

The following table shows the per Convertible Note and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $[ ] principal amount of Convertible Notes.

	No Exercise		Full Exercise
Per Convertible Note	[ ]	%	[ ]	%
Total	$ [ ]		$ [ ]

The expenses of the offering, not including the underwriting discount, are estimated at $[ ] million and are payable by us.

Option to Purchase More Convertible Notes

If the underwriters sell more Convertible Notes than the total principal amount of Convertible Notes set forth in the table above, the underwriters have an option to purchase up to an additional $[ ] principal amount of Convertible Notes. They may exercise that option with respect to the Convertible Notes within a [ ]-day period from the date of this prospectus supplement. If any Convertible Notes are purchased pursuant to this option, the underwriters will severally purchase such Convertible Notes in approximately the same proportion as set forth in the table above and will offer such Convertible Notes on the same terms as those on which the Convertible Notes are being offered.

Limited Liquidity of Convertible Notes

We do not intend to apply for listing of the Convertible Notes on any national securities exchange or for inclusion of the Convertible Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Convertible Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Convertible Notes or that an active public market for the Convertible Notes will develop. If an active public trading market for the Convertible Notes does not develop, the market price and liquidity of the Convertible Notes may be adversely affected. If the Convertible Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Lock-Up Agreements

We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose, except as provided in the underwriting agreement, of any the Convertible Notes or securities that are substantially similar to the Convertible Notes or our common stock, including but not limited to any options or warrants to purchase shares of our common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock (other than pursuant to a dividend reinvestment plan described in this prospectus supplement and the accompanying prospectus) or (ii) publicly announce an intention to effect any transaction specified in clause (i), without the prior written consent of the representatives, for a period of [ ] days after the date of this prospectus supplement.

Our directors and certain of our executive officers have agreed that they will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, whether now owned or hereinafter acquired, owned directly by the such director or executive officer (including holding as a custodian) or with respect to which such director or executive officer has beneficial ownership within the rules of the SEC or (ii) publicly announce an intention to effect any transaction specified in clause (i), without, in each case, the prior written consent of the representatives for a period of [ ] days after the date of this prospectus supplement, except that (a) such director or executive officer may transfer common stock as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreement, and (b) such director or executive officer may transfer common stock to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreement, and provided further that any such transfer shall not involve a disposition for value.

The representatives, in their sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release our common stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of our common stock and other securities for which the release is being requested and market conditions at the time.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the Convertible Notes or our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Convertible Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Convertible Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Convertible Notes in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, in these stabilizing transactions the underwriters may purchase our common stock prior to the pricing of this offering and, if market participants short sell the Convertible Notes prior to pricing, the underwriters may purchase Convertible Notes from the short sellers.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Convertible Notes or preventing or retarding a decline in the market price of the Convertible Notes. As a result, the price of the Convertible Notes may be higher than the price that might otherwise exist in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Convertible Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Convertible Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Convertible Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Convertible Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited principal amount of the Convertible Notes for sale to their online brokerage customers.

Other Relationships

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services with us or our affiliates in the ordinary course of their business for which they have received, or may in the future receive, customary fees and commissions.

The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, our affiliates or any of our portfolio companies.

We may purchase securities of third parties from the underwriters or their affiliates after the offering. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if — among other things — we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the underwriters and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of their business and not in connection with the offering of the Convertible Notes. In addition, after the offering period for the sale of the Convertible Notes, the underwriters or their affiliates may develop analyses or opinions related to us, our affiliates or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to the holders of our Convertible Notes or any other persons.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Convertible Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Convertible Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Proceeds of this offering will be used to repay outstanding indebtedness under our credit facilities. [Affiliates of [ ] are lenders under the Holdings Credit Facility and affiliates of [  ] are lenders under the NMFC Credit Facility. Accordingly, affiliates of [ ] may receive more than 5.0% of the net proceeds of this offering to the extent such proceeds are used to temporarily repay outstanding indebtedness under the Holdings Credit Facility or the NMFC Credit Facility.]

The principal business address of [ ] is [ ].

LEGAL MATTERS

Certain legal matters regarding the Convertible Notes offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, District of Columbia.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Insert financial information at the time of offering.]

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Center Plaza, New York, New York 10112.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Convertible Notes offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and the Convertible Notes being offered by this prospectus supplement and the accompanying prospectus.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, District of Columbia 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E.,

Washington, District of Columbia 20549. This information will also be available free of charge by contacting us at 787 Seventh Avenue, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website athttp://www.newmountainfinance.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus supplement and the accompanying prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus supplement and the accompanying prospectus.

FINANCIAL STATEMENTS

[Insert financial statements and notes thereto from most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, prior to the offering.]

$

New Mountain Finance Corporation

% [Convertible] Notes Due

PRELIMINARY PROSPECTUS SUPPLEMENT

[Underwriters]